Exhibit 99.1

NEWS RELEASE
For Immediate Release:
November 3, 2025
Sterling Reports Record Third Quarter 2025 Results and Increases Full Year Guidance

THE WOODLANDS, TX – November 3, 2025 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced record financial results for the third quarter of 2025.
The financial comparisons herein are to the prior year quarter, unless otherwise noted.
Due to the deconsolidation of the RHB joint venture on December 31, 2024, RHB is no longer included in consolidated revenue or backlog. As such, prior-year comparisons for these metrics have been adjusted to exclude RHB. Please see the "Historical Quarterly Backlog Information” section below for reconciliations to historical figures.
Third Quarter 2025 Results
•Revenues of $689.0 million. Revenues increased 32% excluding RHB from the prior year quarter. The CEC acquisition contributed $41.4 million to revenue in the quarter.
•Gross margin of 24.7%, up from 21.9%.
•Net income of $92.1 million, or $2.97 per diluted share, increases of 50% and 51%, respectively, and a new third quarter record.
•Adjusted net income(1) of $107.7 million, or $3.48 per diluted share, increases of 57% and 58%, respectively.
•EBITDA(1) of $143.1 million, an increase of 42% and a new third quarter record.
•Adjusted EBITDA(1) of $155.8 million, an increase of 47%.
•Cash flows from operations totaled $253.9 million for the nine months ended September 30, 2025.
•Cash and cash equivalents totaled $306.4 million at September 30, 2025.
•Backlog at September 30, 2025 was $2.58 billion. The CEC acquisition contributed $475.3 million to backlog.
•Combined backlog(2) at September 30, 2025 was $3.44 billion. The CEC acquisition contributed $810.5 million to combined backlog.
•Share repurchases totaled $4.7 million in the quarter at an average price of $274.37 per share.
CEO Remarks and Outlook
“Our outstanding third quarter results reflect the strength of our portfolio, as we delivered very strong top line growth of 32% and even better bottom-line growth, with adjusted diluted earnings per share reaching $3.48, a 58% increase,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “Revenue growth was again fueled by strong 58% growth in E-Infrastructure Solutions and 10% growth in Transportation Solutions, which more than offset softness in the Building Solutions market. Gross profit margins in the quarter of 25% marked a new high for the Company, as we have shifted the business toward higher-margin service offerings. The combination of strong revenue growth and gross margin expansion contributed to adjusted EBITDA growth of 47%.”
Mr. Cutillo continued, “We ended the quarter with signed backlog of $2.6 billion, which grew 34% year-over-year on a same-store basis. Combined backlog grew 44% and reached over $3 billion for the first time in our history. Third quarter book to burn ratios excluding the impact of CEC, were 1.23x for backlog and 1.76x for combined backlog. With the addition of CEC, the aggregate of our combined backlog and high-probability future phase work gives us visibility into a
(1) See “Non-GAAP Measures”, “Adjusted Net Income Reconciliation”, and “EBITDA Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $868.8 million at September 30, 2025, with $335.3 million of Unsigned Awards contributed from CEC.

pool of work totaling more than $4 billion. Our operating cash flow generation in the third quarter was again excellent at $84 million, and we remain in a positive net cash position.”
Mr. Cutillo added, “In E-Infrastructure Solutions, we achieved 58% revenue growth and 57% adjusted operating income growth in the third quarter. Revenue for the legacy Site Development business increased 42% and operating margins expanded both year over year and sequentially. The strength of our margin profile reflects our shift toward large, mission-critical projects, including data centers and manufacturing, where our scale, superior execution, and track record of delivering projects on time are extremely valuable to our customers. Notably, awards for our site development services remained strong in the quarter, outpacing the strong backlog burn.
We are pleased to have closed the CEC acquisition in the quarter, which contributed $41 million to revenue and adjusted operating income that was in-line with our expectations in September. As we have begun early discussions with our customers, we have even more confidence that the combination of CEC’s leading electrical services to high-growth markets and Sterling’s best-in-class site civil infrastructure services will allow us to accelerate project timelines and drive even more value.
Transportation Solutions revenue increased 10% and adjusted operating income grew 40%. We continue to see solid demand and project opportunities in our core Rocky Mountain and Arizona regions. The downsizing of our low-bid Texas heavy highway business is progressing to plan. This shift will weigh on backlog and revenue in the near term, but will continue to benefit margins as we move through 2025 and into 2026.
In Building Solutions, revenue declined 1% and adjusted operating income declined 10%. Our residential businesses continued to be impacted by the slowdown in the housing market, as prospective homebuyers are facing affordability challenges. We remain bullish on the multi-year demand trends in our key geographies, but expect soft market conditions to persist in the near term.”
“We believe 2025 will be another record year for Sterling as we continue to drive bottom line growth that outpaces top line growth. We are raising our 2025 guidance to reflect our strong year-to-date performance, backlog, and visibility into future phase opportunities. The midpoints of our revised 2025 guidance would represent 27% year-over-year revenue growth as adjusted for RHB, 47% adjusted diluted earnings per share growth and 42% adjusted EBITDA growth,” Mr. Cutillo concluded.
Full Year 2025 Guidance
•Revenue of $2.375 billion to $2.390 billion
•Net Income of $270 million to $275 million
•Diluted EPS of $8.73 to $8.87
•EBITDA(1) of $448 million to $453 million
Full Year 2025 Adjusted Guidance
Please see the “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for reconciliations of GAAP to non-GAAP measures and comparable 2024 results.
•Adjusted Net Income(1) of $321 million to $326 million
•Adjusted Diluted EPS(1) of $10.35 to $10.52
•Adjusted EBITDA(1) of $486 million to $491 million
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, November 4, 2025 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (800) 836-8184. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
(1) See “Non-GAAP Measures”, “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for more information.

To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services and mission-critical electrical services for data centers, semiconductor fabrication, manufacturing, distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, plumbing services, and surveys for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.

Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”
Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted operating income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the anticipated benefits of the CEC acquisition; our business strategy; our financial strategy; our industry outlook; our guidance; our expected margin growth; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP Investor Relations and Corporate Strategy 281-214-0795

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$689,019	$593,741	$1,734,436	$1,616,923
Cost of revenues	(518,803)	(463,942)	(1,326,240)	(1,297,477)
Gross profit	170,216	129,799	408,196	319,446
General and administrative expense	(37,585)	(30,672)	(106,203)	(85,826)
Intangible asset amortization	(6,035)	(4,280)	(15,074)	(12,857)
Acquisition related costs	(5,349)	(72)	(8,023)	(209)
Earn-out expense	(1,343)	(1,000)	(4,029)	(3,000)
Other operating income (expense), net	5,405	(6,283)	11,082	(15,203)
Operating income	125,309	87,492	285,949	202,351
Interest income	5,677	7,591	19,405	19,798
Interest expense	(4,140)	(6,286)	(14,367)	(19,463)
Income before income taxes	126,846	88,797	290,987	202,686
Income tax expense	(30,517)	(23,404)	(72,959)	(48,960)
Net income, including noncontrolling interests	96,329	65,393	218,028	153,726
Less: Net income attributable to noncontrolling interests	(4,241)	(4,072)	(15,472)	(9,478)
Net income attributable to Sterling common stockholders	$92,088	$61,321	$202,556	$144,248

Net income per share attributable to Sterling common stockholders:
Basic	$3.02	$2.00	$6.64	$4.67
Diluted	$2.97	$1.97	$6.56	$4.63

Weighted average common shares outstanding:
Basic	30,519	30,735	30,491	30,875
Diluted	30,960	31,070	30,875	31,184

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
Revenues	2025	% of Revenue	2024	% of Revenue	2025	% of Revenue	2024	% of Revenue
E-Infrastructure Solutions	$417,106	60%	$263,899	45%	$945,775	55%	$689,687	43%
Transportation Solutions	170,490	25%	227,251	38%	487,948	28%	608,995	37%
Building Solutions	101,423	15%	102,591	17%	300,713	17%	318,241	20%
Total Revenues	$689,019		$593,741		$1,734,436		$1,616,923

Operating Income
E-Infrastructure Solutions	$106,614	25.6%	$68,076	25.8%	$237,023	25.1%	$146,922	21.3%
Transportation Solutions	24,377	14.3%	18,573	8.2%	61,605	12.6%	42,154	6.9%
Building Solutions	10,752	10.6%	12,249	11.9%	32,959	11.0%	42,837	13.5%
Segment Operating Income	141,743	20.6%	98,898	16.7%	331,587	19.1%	231,913	14.3%
Corporate G&A Expense	(9,742)		(10,334)		(33,586)		(26,353)
Acquisition Related Costs	(5,349)		(72)		(8,023)		(209)
Earn-out Expense	(1,343)		(1,000)		(4,029)		(3,000)
Total Operating Income	$125,309	18.2%	$87,492	14.7%	$285,949	16.5%	$202,351	12.5%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$306,395	$664,195
Accounts receivable	496,058	247,050
Contract assets	102,736	55,387
Receivables from and equity in construction joint ventures	5,204	5,811
Receivable from affiliate	—	32,054
Other current assets	52,755	17,383
Total current assets	963,148	1,021,880
Property and equipment, net	268,033	236,795
Investment in unconsolidated subsidiary	108,512	107,400
Operating lease right-of-use assets, net	64,232	52,668
Goodwill	580,564	264,597
Other intangibles, net	561,716	316,390
Other non-current assets, net	16,062	17,044
Total assets	$2,562,267	$2,016,774
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$198,323	$130,420
Contract liabilities	616,273	508,846
Current maturities of long-term debt	15,154	26,423
Current portion of long-term lease obligations	20,980	20,498
Accrued compensation	62,033	36,774
Other current liabilities	54,030	18,997
Total current liabilities	966,793	741,958
Long-term debt	279,479	289,898
Long-term lease obligations	43,588	32,455
Deferred tax liability, net	118,616	109,360
Other long-term liabilities	68,796	16,625
Total liabilities	1,477,272	1,190,296
Stockholders’ equity:
Common stock	315	312
Additional paid in capital	369,505	288,395
Treasury stock, at cost	(103,745)	(63,121)
Retained earnings	785,051	582,495
Total Sterling stockholders’ equity	1,051,126	808,081
Noncontrolling interests	33,869	18,397
Total stockholders’ equity	1,084,995	826,478
Total liabilities and stockholders’ equity	$2,562,267	$2,016,774

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$218,028	$153,726
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,526	50,546
Amortization of debt issuance costs and non-cash interest	633	877
Gain on disposal of property and equipment	(2,500)	(3,280)
Distribution of earnings from unconsolidated subsidiary	16,252	—
Equity in earnings from unconsolidated subsidiary	(11,082)	—
Deferred taxes	9,256	6,107
Stock-based compensation	18,241	13,753
Changes in operating assets and liabilities	(49,417)	101,106
Net cash provided by operating activities	253,937	322,835
Cash flows from investing activities:
Acquisitions, net of cash acquired	(484,156)	(4,827)
Capital expenditures	(50,923)	(65,309)
Proceeds from sale of property and equipment	4,014	7,834
Net cash used in investing activities	(531,065)	(62,302)
Cash flows from financing activities:
Repayments of debt	(21,067)	(19,931)
Repurchase of common stock	(48,546)	(50,596)
Withholding taxes paid on net share settlement of equity awards	(9,650)	(13,408)
Debt issuance costs	(1,409)	—
Other	—	(34)
Net cash used in financing activities	(80,672)	(83,969)
Net change in cash, cash equivalents, and restricted cash	(357,800)	176,564
Cash, cash equivalents and restricted cash at beginning of period	664,195	471,563
Cash, cash equivalents and restricted cash at end of period	306,395	648,127
Less: restricted cash	—	—
Cash and cash equivalents at end of period	$306,395	$648,127

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to Sterling common stockholders	$92,088	$61,321	$202,556	$144,248
Non-cash stock-based compensation	5,963	4,371	18,241	13,753
Intangible asset amortization (1)	7,906	4,280	20,688	12,857
Acquisition related costs	5,349	72	8,023	209
Earn-out expense	1,343	1,000	4,029	3,000
Income tax impact of adjustments	(4,947)	(2,563)	(12,782)	(7,203)
Adjusted net income attributable to Sterling common stockholders (2)	$107,702	$68,481	$240,755	$166,864

Net income per share attributable to Sterling common stockholders:
Basic	$3.02	$2.00	$6.64	$4.67
Diluted	$2.97	$1.97	$6.56	$4.63

Adjusted net income per share attributable to Sterling common stockholders:
Basic	$3.53	$2.23	$7.90	$5.40
Diluted	$3.48	$2.20	$7.80	$5.35

Weighted average common shares outstanding:
Basic	30,519	30,735	30,491	30,875
Diluted	30,960	31,070	30,875	31,184

(1) For the three and nine months ended September 30, 2025, intangible asset amortization includes $1,871 and $5,614, respectively related to the basis difference recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding non-cash stock-based compensation, intangible asset amortization, acquisition related costs, earn-out expense, and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's quarterly and annual effective tax rate, as applicable, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to Sterling common stockholders	$92,088	$61,321	$202,556	$144,248
Depreciation and amortization (1)	22,059	17,363	60,965	50,546
Interest income, net	(1,537)	(1,305)	(5,038)	(335)
Income tax expense	30,517	23,404	72,959	48,960
EBITDA(2)	143,127	100,783	331,442	243,419
Non-cash stock-based compensation	5,963	4,371	18,241	13,753
Acquisition related costs	5,349	72	8,023	209
Earn-out expense	1,343	1,000	4,029	3,000
Adjusted EBITDA(3)	$155,782	$106,226	$361,735	$260,381

(1) For the three and nine months ended September 30, 2025, depreciation and amortization includes $1,871 and $5,614, respectively, of intangible asset amortization and $275 and $825, respectively, of depreciation expense related to the basis difference recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders adjusted for depreciation and amortization, net interest income/expense and income tax expense.

(3) The Company defines adjusted EBITDA as EBITDA excluding the impact of non-cash stock-based compensation, acquisition related costs, and earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
NON-GAAP SEGMENT INFORMATION
(In thousands)
(Unaudited)

The table below presents the three and nine months ended September 30, 2025 and 2024 revenue and operating income by segment as adjusted for the 2024 period to conform to our 2025 presentation reflecting the deconsolidation of RHB on revenue and to exclude the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense on operating income:

	Three Months Ended September 30,				Nine Months Ended September 30,
Revenues (Excluding RHB)	2025	% of Revenue	2024	% of Revenue	2025	% of Revenue	2024	% of Revenue
E-Infrastructure Solutions	$417,106	60%	$263,899	51%	$945,775	55%	$689,687	48%
Transportation Solutions	170,490	25%	155,063	30%	487,948	28%	424,396	30%
Building Solutions	101,423	15%	102,591	19%	300,713	17%	318,241	22%
Total Revenues (Excluding RHB) (1)	$689,019		$521,553		$1,734,436		$1,432,324

Adjusted Operating Income
E-Infrastructure Solutions	$111,697	26.8%	$71,244	27.0%	$249,998	26.4%	$158,430	23.0%
Transportation Solutions	26,680	15.6%	19,070	12.3%	68,528	14.0%	43,456	10.2%
Building Solutions	12,594	12.4%	13,928	13.6%	38,625	12.8%	47,754	15.0%
Adjusted Segment Operating Income	150,971	21.9%	104,242	20.0%	357,151	20.6%	249,640	17.4%
Corporate G&A Expense	(5,101)		(7,027)		(20,221)		(17,470)
Total Adjusted Operating Income (2)	$145,870	21.2%	$97,215	18.6%	$336,930	19.4%	$232,170	16.2%

(1) Due to the deconsolidation of RHB on December 31, 2024, beginning on January 1, 2025, the Company reports RHB’s operating income as a single line item (“Other operating income (expense), net”) in the Consolidated Statements of Operations. RHB’s revenue is no longer included in Sterling’s consolidated revenue in 2025. For the three and nine months ended September 30, 2024, total GAAP revenue of $593,741 and $1,616,923, respectively, have been adjusted to exclude $72,188 and $184,599, respectively, of RHB revenue.

(2) The Company defines adjusted operating income as GAAP operating income excluding the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense. For the three months ended September 30, 2025, GAAP operating income of $125,309 is adjusted to exclude $5,963 of non-cash stock-based compensation, $7,906 of intangible asset amortization (including $1,871 related to the basis difference of RHB), $5,349 of acquisition related costs, and $1,343 of earn-out expense.

For the nine months ended September 30, 2025, GAAP operating income of $285,949 is adjusted to exclude $18,241 of non-cash stock-based compensation, $20,688 of intangible asset amortization (including $5,614 related to the basis difference of RHB), $8,023 of acquisition related costs, and $4,029 of earn-out expense.

For the three months ended September 30, 2024, GAAP operating income of $87,492 is adjusted to exclude $4,371 of non-cash stock-based compensation, $4,280 of intangible asset amortization, $72 of acquisition related costs, and $1,000 of earn-out expense.

For the nine months ended September 30, 2024, GAAP operating income of $202,351 is adjusted to exclude $13,753 of non-cash stock-based compensation, $12,857 of intangible asset amortization, $209 of acquisition related costs, and $3,000 of earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME GUIDANCE RECONCILIATION
(In thousands)
(Unaudited)

	Full Year 2025 Guidance		Full Year
	Low	High	2024 Actual
Net income attributable to Sterling common stockholders	$270,000	$275,000	$257,461
Gain on deconsolidation of subsidiary, net	—	—	(91,289)
Non-cash stock-based compensation	24,000	24,000	19,003
Intangible asset amortization (1)	30,000	30,000	17,037
Acquisition related costs	8,000	8,000	421
Earn-out expense	6,000	6,000	4,756
Income tax impact of adjustments	(17,000)	(17,000)	13,356
Adjusted net income attributable to Sterling common stockholders (2)	$321,000	$326,000	$220,745

Net income per share attributable to Sterling common stockholders:
Diluted	$8.73	$8.87	$8.27

Adjusted net income per share attributable to Sterling common stockholders:
Diluted	$10.35	$10.52	$7.09

Weighted average common shares outstanding:
Diluted (2025 is approximate)	31,000	31,000	31,146

(1) Full year 2025 guidance includes intangible asset amortization of approximately $7,500 related to the basis difference recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding the impact of the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, intangible asset amortization, acquisition related costs, earn-out expense, and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's quarterly and annual effective tax rate, as applicable, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2025 Guidance		Full Year 2024
	Low	High	Actual
Net income attributable to Sterling common stockholders	$270	$275	$257
Depreciation and amortization (1)	85	85	68
Interest income, net of interest expense	(3)	(4)	(2)
Income tax expense	96	97	87
EBITDA (2)	448	453	410
Gain on deconsolidation of subsidiary, net	—	—	(91)
Non-cash stock-based compensation	24	24	19
Acquisition related costs	8	8	—
Earn-out expense	6	6	5
Adjusted EBITDA(3)	$486	$491	$343

(1) Full year 2025 guidance includes depreciation and intangible asset amortization of approximately $1.1 million and $7.5 million, respectively, related to the basis difference recognized in the deconsolidation of RHB on December 31, 2024.

(2) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest income, and income tax expense.

(3) The Company defines adjusted EBITDA as EBITDA excluding the impact of the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, acquisition related costs and earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY SEGMENT INFORMATION
(In thousands)
(Unaudited)

The following tables present our 2024 quarterly revenue by segment as adjusted to conform to our 2025 presentation reflecting the deconsolidation of RHB:

	2024 Quarters Ended (Unaudited)
Revenues (GAAP)	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$184,476	$241,312	$263,899	$234,041	$923,728
Transportation Solutions	148,969	232,775	227,251	174,664	783,659
Building Solutions	106,915	108,735	102,591	90,128	408,369
Total Revenues	$440,360	$582,822	$593,741	$498,833	$2,115,756

Revenues (RHB)
E-Infrastructure Solutions	$—	$—	$—	$—	$—
Transportation Solutions	38,464	73,947	72,188	51,277	235,876
Building Solutions	—	—	—	—	—
Total Revenues	$38,464	$73,947	$72,188	$51,277	$235,876

Revenues (Excluding RHB/Non-GAAP) (1)
E-Infrastructure Solutions	$184,476	$241,312	$263,899	$234,041	$923,728
Transportation Solutions	110,505	158,828	155,063	123,387	547,783
Building Solutions	106,915	108,735	102,591	90,128	408,369
Total Revenues	$401,896	$508,875	$521,553	$447,556	$1,879,880

(1) Due to the deconsolidation of RHB on December 31, 2024, beginning on January 1, 2025, RHB’s revenue is no longer included in Sterling’s consolidated revenue.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY SEGMENT INFORMATION
(In thousands)
(Unaudited)

The following tables present our 2024 quarterly operating income and adjusted operating income by segment:

	2024 Quarters Ended (Unaudited)
Operating Income (GAAP)	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$27,169	$51,677	$68,076	$56,437	$203,359
Transportation Solutions	8,132	15,449	18,573	8,715	50,869
Building Solutions	15,775	14,813	12,249	11,002	53,839
Segment Operating Income	51,076	81,939	98,898	76,154	308,067
Corporate G&A Expense	(7,915)	(8,104)	(10,334)	(11,915)	(38,268)
Acquisition Related Costs	(36)	(101)	(72)	(212)	(421)
Earn-out Expense	(1,000)	(1,000)	(1,000)	(1,756)	(4,756)
Total Operating Income	$42,125	$72,734	$87,492	$62,271	$264,622

Adjusted Operating Income (Non-GAAP)
E-Infrastructure Solutions	$31,345	$55,841	$71,244	$60,316	$218,746
Transportation Solutions	8,512	15,874	19,070	9,180	52,636
Building Solutions	17,403	16,423	13,928	12,632	60,386
Segment Operating Income	57,260	88,138	104,242	82,128	331,768
Corporate	(5,216)	(5,227)	(7,027)	(8,459)	(25,929)
Adjusted Operating Income (1)	$52,044	$82,911	$97,215	$73,669	$305,839

(1) The Company defines adjusted operating income as GAAP operating income excluding the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense.

For the three months ended March 31, 2024, GAAP operating income of $42,125 is adjusted to exclude $4,586 of non-cash stock-based compensation, $4,297 of intangible asset amortization, $36 of acquisition related costs, and $1,000 of earn-out expense.

For the three months ended June 30, 2024, GAAP operating income of $72,734 is adjusted to exclude $4,796 of non-cash stock-based compensation, $4,280 of intangible asset amortization, $101 of acquisition related costs, and $1,000 of earn-out expense.

For the three months ended September 30, 2024, GAAP operating income of $87,492 is adjusted to exclude $4,371 of non-cash stock-based compensation, $4,280 of intangible asset amortization, $72 of acquisition related costs, and $1,000 of earn-out expense.

For the three months ended December 30, 2024, GAAP operating income of $62,271 is adjusted to exclude $5,250 of non-cash stock-based compensation, $4,180 of intangible asset amortization, $212 of acquisition related costs, and $1,756 of earn-out expense.

For the year ended December 30, 2024, GAAP operating income of $264,622 is adjusted to exclude $19,003 of non-cash stock-based compensation, $17,037 of intangible asset amortization, $421 of acquisition related costs, and $4,756 of earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY BACKLOG INFORMATION
(In thousands)
(Unaudited)

The following table presents our 2024 backlog as adjusted to conform to our 2025 presentation reflecting the deconsolidation of RHB:

	2024 Quarters Ended (Unaudited)
Backlog	March 31	June 30	September 30	December 31
Backlog (GAAP)	$2,352,126	$2,098,781	$2,055,081	$2,184,478
Less: RHB Backlog	(528,043)	(476,842)	(485,050)	(491,255)
Backlog excluding RHB	$1,824,083	$1,621,939	$1,570,031	$1,693,223